Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated March 28, 2007, on the consolidated financial statements of Nord Resources Corporation as of December 31, 2006 and for each of the two years in the period ended December 31, 2006 (and to all references to our Firm) included in or made part of this Registration Statement on Form SB-2.

/s/ MAYER HOFFMAN MCCANN P.C.
Mayer Hoffman McCann P.C.

Denver, Colorado
October 17, 2007